EXHIBIT 4.4

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement is entered into as of July 31, 2006, by Access Integrated Technologies, Inc., a Delaware corporation (the “Company”), and the stockholders signatory hereto (collectively, “Stockholders” and, individually, a “Stockholder”).

WITNESSETH

WHEREAS, the Company, UniqueScreen Media, Inc. (“USM”), the Stockholders and Granite Equity Limited Partnership, as the Stockholder Representative (each as defined therein) have entered into a certain Stock Purchase and Sale Agreement, dated as of July 6, 2006 (the “Stock Purchase Agreement”), pursuant to which the Company has agreed to issue to Stockholders an aggregate of 974,184 shares of the Company’s Class A common stock, $0.001 par value per share (the “Common Stock”), on terms as set forth in the Stock Purchase Agreement; and

WHEREAS, pursuant to the Stock Purchase Agreement the Company may issue additional shares of Common Stock to the Stockholders in payment of the Earn Out Amount (as defined therein), if any; and

WHEREAS, to induce Stockholders to enter into the Stock Purchase Agreement and to accept such shares of Common Stock as consideration under the terms of the Stock Purchase Agreement, the Company has agreed to provide registration rights with respect thereto.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

1.          Definitions. Unless otherwise defined herein, terms defined in the Stock Purchase Agreement are used herein as therein defined, and the following shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Agreement” shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Earn Out Registrable Securities” shall mean the shares of Common Stock issued by the Company to Stockholders in payment of the Earn Out Amount pursuant to the Stock Purchase Agreement; provided, however that Earn Out Securities shall not include any shares of such Common Stock held by Stockholders that (a) have previously been effectively registered under Section 5 of the Securities Act or disposed of pursuant to a Registration Statement or (b) have been transferred pursuant to Rule 144 under the Securities Act or any successor rule or which have been sold in a private transaction in which the transferor’s rights under the Agreement are not assigned.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Indemnified Party” shall mean a party entitled to indemnity in accordance with Section 6.

“Indemnifying Party” shall mean a party obligated to provide indemnity in accordance with Section 6.

“NASD” shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

“Registrable Securities” shall mean the Stock Payment Registrable Securities and the Earn Out Registrable Securities.

“Registration Statement” shall mean a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Stockholders” shall have the meaning set forth in the preamble to this Agreement.

“Stock Payment Registrable Securities” shall mean the shares of Common Stock issued by the Company to Stockholders in payment of the Stock Payment pursuant to the Stock Purchase Agreement; provided, however that Registrable Securities shall not include any shares of such Common Stock held by Stockholders that (a) have previously been effectively registered under Section 5 of the Securities Act or disposed of pursuant to a Registration Statement or (b) have been transferred pursuant to Rule 144 under the Securities Act or any successor rule or which have been sold in a private transaction in which the transferor’s rights under the Agreement are not assigned.

“Stock Purchase Agreement” shall have the meaning set forth in the preamble of this Agreement.

2.          Registration Rights for Stock Payment Registrable Securities. As soon as practicable after the Closing, but in no event later than 30 days after the Closing, the Company shall file a Registration Statement with the Commission covering not less than all of the Stock Payment Registrable Securities. The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission not later than 180 days after filing such Registration Statement.

3.          Registration Rights for Earn Out Registrable Securities. Provided that the Company is eligible to file a registration statement on Form S-3, not later than January 31 following any immediately preceding calendar year in which Earn Out Registrable Securities were issued by the Company to Stockholders, the Company shall file a Registration Statement with the Commission covering not less than all of the Earn Out Securities so issued during such previous year. The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission not later than 180 days after filing such Registration Statement.

4.          Registration Procedures. If the Company is required by the provisions of Sections 2 or 3 to use reasonable efforts to effect the registration of any of its securities under the Securities Act, the Company shall promptly:

(a)        prepare and file with the Commission a Registration Statement with respect to such securities and use commercially reasonable efforts to cause such Registration Statement to become and remain effective for two years following the filing of such Registration Statement or until disposition of the securities covered by the Registration Statement, whichever is earlier;

(b)        prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of two years following the filing of such Registration Statement, whichever is earlier;

(c)        furnish to the Stockholder Representative, such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Stockholder Representative may reasonably request;

(d)        use commercially reasonable efforts to register or qualify the securities covered by such Registration Statement under such other applicable state securities or blue sky laws of such jurisdictions as the Stockholder Representative shall request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable Stockholders to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

(e)        enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities; and

(f)         otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to the Stockholder Representative, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

At any time before the Registration Statement covering the Stock Payment Registrable Securities or the Earn Out Registrable Securities, as the case may be, becomes effective, the Stockholder Representative may request the Company to withdraw or not to file such Registration Statement. In that event, Stockholders shall have used their registration rights under Section 2(a) or Section 3(a) of this Agreement, as the case may be, unless Stockholders shall pay to the Company the expenses incurred in connection therewith by the Company through the date of such request.

It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of Stockholders that Stockholders shall furnish to the Company such information regarding the securities held by Stockholders and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

5.          Expenses. Except as provided for herein, all expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 4(d), shall be paid by the Company, except that:

(a)        all such expenses in connection with any amendment or supplement to the Registration Statement or prospectus filed more than one hundred eighty (180) days after the effective date of such Registration Statement because any Stockholder has not effected the disposition of the securities requested to be registered shall be paid by such Stockholder; and

(b)        The Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter or any stock transfer taxes in respect of the securities sold by Stockholders.

6.          Indemnification and Contribution.

(a)        In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless Stockholders, each Stockholder’s directors and officers, and each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls each Stockholder or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Stockholders or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any free-writing prospectus or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by Stockholders or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based solely upon any actual or alleged untrue statement or actual or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Stockholder Representative or any Stockholder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Stockholders or such director, officer or participating person or controlling person, and shall as to Stockholders survive the transfer of such securities by Stockholders.

(b)        Stockholders, by acceptance hereof, agree to indemnify and hold harmless the Company, its directors, officers, agents, employees and each other person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to the Company by any Stockholder specifically for use in the following documents and contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of Stockholders, any preliminary prospectus or final prospectus contained therein, or any free-writing prospectus, or any amendment or supplement thereto. Notwithstanding the provisions of this paragraph (b) or paragraph (c) below, Stockholders shall not be required to indemnify any person pursuant to this Section 6 or to contribute pursuant to paragraph (c) below in an amount in excess of the amount of the aggregate net proceeds received by such Stockholders in connection with any such registration under the Securities Act.

(c)        If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(d)        Notices of Claims, Etc. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraph (a) or (b) of this Section 6, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such paragraphs, give written notice to the latter of the commencement of such action, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the preceding paragraphs of this Section 6, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party may participate in such defense at the Indemnified Party’s expense; and provided further that the Indemnified Party (or Indemnified Parties) shall have the right to employ one counsel and one local counsel to represent it (or them, collectively) if, in the reasonable judgment of the Indemnified Party or Indemnified Parties, it is advisable for it (or them) to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the Indemnifying Party, and in that event the reasonable fees and expenses of such counsel shall be paid by the Indemnifying Party; provided further, however, that if an Indemnified Party (or Indemnified Parties) shall have reasonably concluded, after consultation with counsel, that there may be defenses available to it (or them) that are different from, additional to, or in conflict with those available to one or all of the Indemnified Parties such Indemnified Party (or Indemnified Parties) shall have the right to employ separately one counsel and one local counsel to represent it (or them, collectively), and in that event the reasonable fees and expenses of such counsel, shall also be paid by the Indemnified Party. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

(e)        The obligations of the Company and the Stockholders under this Section 6 survive the completion of any sale of Registrable Securities or termination of registration rights under this Agreement.

7.	Certain Limitations on Registration Rights.

(a)        Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register the Registrable Securities of Stockholders if, in the opinion of counsel to the Company reasonably satisfactory to Stockholders and their counsel, the sale or other disposition of Stockholders’ Registrable Securities, in the manner proposed by Stockholders, may be effected without limitation and without registering such Registrable Securities under the Securities Act.

(b)        The Company shall not be obligated to file and cause to become effective (i) more than one (1) Registration Statement initiated pursuant to Section 2(a) of this Agreement, (ii) more than one (1) Registration Statement initiated pursuant to Section 3(a) of this Agreement for any particular calendar year or (iii) any registration that would require an audit of the Company to be performed outside of the ordinary course of business.

(c)        If the Company shall furnish to the Stockholder Representative on behalf of Stockholders requesting a Registration Statement pursuant to Sections 2 or 3, a certificate signed by an executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, the Company shall not be required to effect such a Registration Statement and the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Stockholders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period.

8.	Delay of Registration; Furnishing Information.

(a)        Stockholders shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

(b)        It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 or 3 that each Stockholder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities.

9.          Agreement to Furnish Information. Stockholders agree to execute and deliver such other agreements as may be reasonably requested by the Company which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company, Stockholders shall provide, within ten (10) days of such request, such information as may be required by the Company in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 9 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.

10.	Miscellaneous.

(a)        No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to Stockholders in this Agreement.

(b)        Remedies. Stockholders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(c)        Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

(d)        Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three business days after being mailed by first class U.S. mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to the Company and Stockholders will, unless another address is specified in writing, be sent to the address indicated below:

Notices to Company:	with a copy to:
Access Integrated Technologies, Inc. 55 Madison Avenue, Suite 300 Morristown, New Jersey 07960 Attn: General Counsel Telephone: (973) 290-0027 Facsimile: (973) 290-0081	Kelley Drye & Warren LLP 101 Park Avenue New York, New York 10178 Attn: Jonathan Cooperman, Esq. Telephone: (212) 808-7800 Facsimile: (212) 808-7897

Notices to Stockholders:	with a copy to:
Granite Equity Limited Partnership 3051 2nd Street S., Suite 105 St. Cloud, Minnesota 56301 Telephone: (320) 251-1800 Facsimile: (320) 251-1804 Attention: Richard L. Bauerly	Leonard, Street and Deinard, Professional Association 3800 Eighth Street North St. Cloud, Minnesota 56303 Telephone: (320) 654-4100 Facsimile: (320) 654-4101 Attention: Bradley J. Gillan

(e)        Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Stockholders without the prior written consent of the other party hereto.

(f)         Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(g)        Complete Agreement. This Agreement, the Stock Purchase Agreement and the other Transaction Documents contain the complete agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

(h)        Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

(i)         Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts entered into and to be performed wholly within said State. The parties hereto hereby consent to the jurisdiction of the Federal and State courts located in New York County, New York and waive any objections to such courts based on venue in connection with any claim or dispute arising under this Agreement. Each of the parties hereto hereby irrevocably waives any and all right to a trial by jury in any legal proceedings arising out of or relating to this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Access Integrated Technologies, Inc.

By: /s/ A. Dale Mayo

Name: A. Dale Mayo

Title: President and Chief Executive Officer

Stockholders

Granite Equity Limited Partnership

By: /s/ Richard L. Bauerly

Name: Richard L. Bauerly

Title: Principal/General Partner

By: /s/ Eugene K. Schreder

Name: Eugene K. Schreder

By: /s/ Alyssa M. Schreder

Name: Alyssa M. Schreder

By: /s/ Shawn A. Teal

Name: Shawn A. Teal

By: /s/ Robert E. Martin

Name: Robert E. Martin

By: /s/ John B. Brownson

Name: John B. Brownson

[Signature Page to Registration Rights Agreement]